2017 RESULTS ANNOUNCED FOR
EQT MIDSTREAM PARTNERS AND EQT GP HOLDINGS

Pittsburgh, PA (February 15, 2018) – EQT Midstream Partners, LP (NYSE: EQM) today announced full-year and fourth quarter 2017 results. For the year, EQM net income totaled $571.9 million, adjusted EBITDA was $689.5 million, net cash provided by operating activities was $650.6 million, and distributable cash flow was $614.8 million. EQM operating income in 2017 was $580.7 million. For the fourth quarter, EQM net income totaled $146.6 million, adjusted EBITDA was $185.1 million, net cash provided by operating activities was $170.3 million, and distributable cash flow was $159.2 million. EQM operating income in the fourth quarter 2017 was $149.0 million. The Non-GAAP Disclosures section of this news release provides reconciliations of non-GAAP financial measures to their most comparable GAAP financial measure.

EQT GP Holdings, LP (NYSE: EQGP) today announced net income attributable to EQGP of $262.0 million for 2017 and $70.3 million for the fourth quarter 2017.

EQM 2017 Highlights:

•	Increased EQM per unit distribution by 20% year-over-year

•	Maintained a 1.34x coverage ratio for the year

•	Generated 91% of operating revenue from firm reservation fees

•	Received FERC Certificate for Mountain Valley Pipeline in October

•	Placed the final phase of the header pipeline for Range Resources in-service in May

•	Added Hammerhead pipeline to organic project backlog

EQM fourth quarter 2017 operating income was 18% higher compared to 2016, after excluding a $10.5 million non-cash charge to depreciation and amortization expense in the fourth quarter. The non-cash charge related to a revaluation of differences between regulatory and tax bases in property, plant, and equipment. Operating revenue increased $29.5 million, or 15%, compared to the same quarter last year. The increase was primarily due to higher contracted firm transmission and gathering capacity. In the fourth quarter, 88% of operating revenue was generated by firm reservation fees. Operating expenses, excluding the non-cash charge, were up $4.6 million versus the fourth quarter of 2016, primarily from higher depreciation and amortization, and operating and maintenance expenses as a result of the growing asset base.

QUARTERLY DISTRIBUTIONS
EQM
For the fourth quarter of 2017, EQM paid a quarterly cash distribution of $1.025 per unit on February 14, 2018 to EQM unitholders of record at the close of business on February 2, 2018. The quarterly cash distribution was 5% higher than the third quarter of 2017 and was 21% higher than the fourth quarter of 2016.

EQM is targeting annual per unit distribution growth of 15% - 20% for several years.

EQGP
For the fourth quarter of 2017, EQGP will pay a quarterly cash distribution of $0.244 per unit, which will be paid on February 23, 2018 to EQGP unitholders of record at the close of business on February 2, 2018. The quarterly cash distribution is 7% higher than the third quarter of 2017 and is 38% higher than the fourth quarter 2016 distribution. For the quarter, EQGP expects to receive $65.7 million of cash distributions from EQM and distribute $64.9 million.

EQGP is targeting annual per unit distribution growth of 30% - 40% for several years.

EQM EXPANSION & ONGOING MAINTENANCE CAPITAL EXPENDITURES
Expansion
Expansion capital expenditures and capital contributions to Mountain Valley Pipeline, LLC (MVP JV), totaled $115 million in the fourth quarter and $425 million in 2017.

$MM	Three Months Ended December 31, 2017	Twelve Months Ended December 31, 2017
Mountain Valley Pipeline	$57	$160
Gathering	$43	$152
Transmission	$13	$72
Header Pipeline	$2	$41
Total	$115	$425

$B	2018 Growth CAPEX Forecast
Mountain Valley Pipeline	$1.0 - $1.2
Gathering	$0.3
Transmission	$0.1
Total	$1.4 - $1.6

Ongoing Maintenance
Ongoing maintenance capital expenditures are cash expenditures made to maintain, over the long-term, EQM operating capacity or operating income. EQM ongoing maintenance capital expenditures, net of reimbursements, totaled $13 million in the fourth quarter 2017 and $28 million for the year. Ongoing maintenance capital expenditures are expected to be $35 - $40 million in 2018, net of expected reimbursements.

PROJECT UPDATE
Mountain Valley Pipeline
The Federal Energy Regulatory Commission (FERC) issued a Certificate of Public Convenience and Necessity for the Mountain Valley Pipeline (MVP) project in October 2017. As of December 2017, MVP JV had received all of the necessary federal permits required for the project. In early January 2018, MVP JV began filing requests for partial Notices to Proceed with the FERC, and subsequently has received permission to begin construction activities in certain areas along the route. The 303-mile pipeline is estimated to cost $3.5 billion, with EQM funding its proportional share, or approximately $1.6 billion. MVP JV has secured a total of 2 Bcf per day of firm capacity commitments at 20-year terms and continues to target a late 2018 in-service date.

Hammerhead Pipeline
The Hammerhead pipeline is designed as a 1.2 Bcf per day gathering header pipeline that will traverse approximately 55 miles from southwestern Pennsylvania to Mobley, West Virginia, where both the MVP and the Ohio Valley Connector originate. The pipeline is estimated to cost $460 million and is expected to be placed in-service during the third quarter of 2019.

NON-GAAP DISCLOSURES
EQM Adjusted EBITDA and Distributable Cash Flow
As used in this news release, EQM adjusted EBITDA means EQM’s net income plus net interest expense, depreciation and amortization expense, payments on EQM's preferred interest in EQT Energy Supply, LLC (Preferred Interest) received post conversion and non-cash long-term compensation expense (if applicable) less equity income and AFUDC - equity. As used in this news release, distributable cash flow means EQM adjusted EBITDA less net interest expense excluding interest income on the Preferred Interest, capitalized interest and AFUDC - debt, and ongoing maintenance capital expenditures net of expected reimbursements. Distributable cash flow should not be viewed as indicative of the actual amount of cash that EQM has available for distributions from operating surplus or that EQM plans to distribute. Adjusted EBITDA and distributable cash flow are non-GAAP supplemental financial measures that management and external users of EQM’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, use to assess:

•
EQM’s operating performance as compared to other publicly traded partnerships in the midstream energy industry without regard to historical cost basis or, in the case of adjusted EBITDA, financing methods;

•	the ability of EQM’s assets to generate sufficient cash flow to make distributions to EQM unitholders;

•	EQM’s ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

EQM believes that adjusted EBITDA and distributable cash flow provide useful information to investors in assessing EQM’s results of operations and financial condition. Adjusted EBITDA and distributable cash flow should not be considered as alternatives to net income, operating income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some, but not all, items that affect net income and net cash provided by operating activities. Additionally, because adjusted EBITDA and distributable cash flow may be defined differently by other companies in its industry, EQM’s definition of adjusted EBITDA and distributable cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing the utility of the measures. The table below reconciles adjusted EBITDA and distributable cash flow with net income and net cash provided by operating activities as derived from the statements of consolidated operations and cash flows to be included in EQM’s annual report on Form 10-K for the year ended December 31, 2017.

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)
EBITDA means the earnings before interest, taxes and depreciation of the Rice Energy Inc. (Rice) retained midstream assets. EBITDA of these assets is a non-GAAP supplemental financial measure that management and external users of EQM’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, use to assess the impact of the potential sale of the retained midstream assets from EQT Corporation (EQT) to EQM through one or more drop-down transactions on EQM’s future results of operations.

EQM believes that the projected EBITDA of the retained midstream assets provides useful information to investors in assessing the impact of the potential drop-down transactions on EQM’s future results of operations. EBITDA should not be considered as an alternative to net income, operating income, or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA has important limitations as an analytical tool because it excludes some, but not all, items that affect net income. Additionally, because EBITDA may be defined differently by other companies in EQM’s industry, the definition of EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing the utility of the measure.

EQM has not provided projected net income from the retained midstream assets, the most comparable financial measure calculated in accordance with GAAP, or a reconciliation of projected EBITDA to projected net income of the assets. The retained midstream assets are operated as part of EQT’s Production business segment, and EQT does not allocate certain costs, such as interest and tax expenses, to individual assets within its business segments. Therefore, the projected net income of the retained midstream assets and a reconciliation of projected EBITDA of the assets to projected net income from those assets are not available without unreasonable effort.

Reconciliation of EQM Adjusted EBITDA and Distributable Cash Flow

(Thousands)	Three Months Ended December 31, 2017	Twelve Months Ended December 31, 2017

Net income	$146,631	$571,904
Add:
Net interest expense	10,167	36,181
Depreciation and amortization expense	33,294	97,485
Preferred Interest payments received post conversion	2,746	10,984
Non-cash long-term compensation expense	—	225
Less:
Equity income	(6,758)	(22,171)
AFUDC – equity	(982)	(5,110)
Adjusted EBITDA	$185,098	$689,498
Less:
Net interest expense excluding interest income on the Preferred Interest	(11,850)	(42,999)
Capitalized interest and AFUDC – debt	(645)	(4,120)
Ongoing maintenance capital expenditures net of reimbursements	(13,429)	(27,609)
Distributable cash flow	$159,174	$614,770

Distributions declared (1):
Limited Partner	$82,596	$308,628
General Partner	43,294	151,628
Total	$125,890	$460,256
Coverage Ratio	1.26x	1.34x

Net cash provided by operating activities	$170,347	$650,550
Adjustments:
Capitalized interest and AFUDC – debt	(645)	(4,120)
Principal payments received on the Preferred Interest	1,063	4,166
Ongoing maintenance capital expenditures net of reimbursements	(13,429)	(27,609)
Other, including changes in working capital	1,838	(8,217)
Distributable cash flow	$159,174	$614,770

(1) Reflects cash distribution of $1.025 per limited partner unit for the fourth quarter of 2017 and 80,581,758 million limited partner units outstanding as of December 31, 2017.

Q4 2017 Webcast Information
EQM and EQGP will host a joint live webcast with security analysts today at 11:30 a.m. ET. Topics include fourth quarter and full-year 2017 financial results, operating results, and other matters. The webcast is available at www.eqtmidstreampartners.com, with a replay available for seven days following the call.

EQT, which owns EQGP’s general partner and holds a 90% limited partner interest in EQGP, will also host a webcast with security analysts today at 10:30 a.m. ET. EQM and EQGP unitholders are encouraged to listen to EQT’s webcast, as the discussion may include topics relevant to EQM and EQGP, such as EQT's financial and operational results, and specific reference to EQM and EQGP fourth quarter and full-year 2017 results. The webcast can be accessed via www.eqt.com, with a replay available for seven days following the call.

About EQT Midstream Partners:
EQT Midstream Partners, LP is a growth-oriented limited partnership formed by EQT Corporation to own, operate, acquire, and develop midstream assets in the Appalachian Basin. The Partnership provides midstream services to EQT Corporation and third-party companies through its strategically located transmission, storage, and gathering systems that service the Marcellus and Utica regions. The Partnership owns approximately 950 miles of FERC-regulated interstate pipelines; and also owns approximately 1,800 miles of high- and low-pressure gathering lines.

Visit EQT Midstream Partners, LP at www.eqtmidstreampartners.com.

About EQT GP Holdings:
EQT GP Holdings, LP is a limited partnership that owns the general partner interest, all of the incentive distribution rights, and a portion of the limited partner interests in EQT Midstream Partners, LP. EQT Corporation owns the general partner interest and a 90% limited partner interest in EQT GP Holdings, LP.

Visit EQT GP Holdings, LP at www.eqtmidstreampartners.com.

EQM and EQGP management speak to investors from time to time and the analyst presentation for these discussions, which is updated periodically, is available via the EQM and EQGP website at www.eqtmidstreampartners.com.

Cautionary Statements
EQT is under no obligation to sell the Rice retained midstream assets to EQM, is not restricted from competing with EQM and may acquire, construct or dispose of midstream assets without any obligation to offer EQM the opportunity to purchase or construct the assets.

Disclosures in this news release contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of EQGP and its subsidiaries, including EQM, including guidance regarding EQM’s gathering and transmission and storage revenue and volume growth; infrastructure programs (including the timing, cost, capacity and sources of funding with respect to gathering and transmission projects); the cost, capacity, timing of regulatory approvals and anticipated in-service date of the MVP; the ultimate terms, partners and structure of the MVP joint venture; asset acquisitions, including EQM’s ability to complete any asset purchases from EQT and third parties and anticipated synergies and accretion associated with any acquisition; the expected benefits to EQM resulting from EQT's acquisition of Rice, including whether EQT will sell the Rice retained midstream assets to EQM and the timing of the transaction or transactions; the timing of EQT’s announcement of a decision for addressing its sum-of-the-parts discount, and the impact of the results of such review on EQGP and EQM; internal rate of return (IRR); compound annual growth rate (CAGR); capital commitments, projected capital contributions and capital and operating expenditures, including the amount and timing of capital expenditures reimbursable by EQT, capital budget and sources of funds for capital expenditures; liquidity and financing requirements, including funding sources and availability; distribution amounts, rates and growth; projected net income, projected adjusted EBITDA, projected EBITDA for the Rice retained midstream assets and projected distributable cash flow; the timing and amount of future issuances of EQM common units under EQM’s $750 million at the market equity distribution program; changes in EQM’s credit ratings; the effects of government regulation and litigation; and tax position, including the anticipated impact of changes in tax laws. These forward looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. EQM and EQGP have based these forward-looking statements on current expectations and assumptions about future events. While EQM and EQGP consider these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the partnerships’ control. The risks and uncertainties that may affect the operations, performance and results of EQM’s and EQGP’s business and forward-looking statements include, but are not limited to, those set forth under (i) Item 1A, “Risk Factors” of EQM’s Form 10-K for the year ended December 31, 2016 as filed with the Securities and Exchange Commission (SEC) and Item 1A, “Risk Factors” of EQGP’s Form 10-K for the year ended December 31, 2016 as filed with the SEC, and (ii) Item 1A, “Risk Factors” of EQM’s Form 10-K for the year ended December 31, 2017 to be filed with the SEC and Item 1A, “Risk Factors” of EQGP’s Form 10-K for the year ended December 31, 2017 to be filed with the SEC, in each case as may be updated by any subsequent Form 10-Qs. Any forward-looking statement speaks only as of the date on which such statement is made, and neither EQM nor EQGP intends to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Information in this news release regarding EQT Corporation and its subsidiaries, other than EQM and EQGP, is derived from publicly available information published by EQT.

This release serves as qualified notice to nominees under Treasury Regulation Sections 1.1446-4(b)(4) and (d). Please note that 100% of EQM’s and EQGP’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of EQM’s and EQGP’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable. Nominees, and not EQM or EQGP, as applicable, are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

EQT MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
STATEMENTS OF CONSOLIDATED OPERATIONS (UNAUDITED) (1)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
	(Thousands, except per unit amounts)
Operating revenues (2)	$224,511	$195,014	$834,096	$735,614
Operating expenses:
Operating and maintenance	23,246	21,526	84,717	73,213
Selling, general and administrative	18,974	19,384	71,186	72,761
Depreciation and amortization	33,294	19,514	97,485	62,691
Total operating expenses	75,514	60,424	253,388	208,665
Operating income	148,997	134,590	580,708	526,949
Other income	7,801	6,428	27,377	37,918
Net interest expense	10,167	5,318	36,181	16,766
Income before income taxes	146,631	135,700	571,904	548,101
Income tax expense	—	—	—	10,147
Net income	$146,631	$135,700	$571,904	$537,954

Calculation of limited partners' interest in net income:
Net income	$146,631	$135,700	$571,904	$537,954
Less pre-acquisition net income allocated to parent	—	—	—	(21,861)
Less general partner interest in net income – general partner units	(2,578)	(2,387)	(10,060)	(9,173)
Less general partner interest in net income – incentive distribution rights	(41,080)	(27,607)	(143,531)	(93,568)
Limited partners' interest in net income	$102,973	$105,706	$418,313	$413,352

Net income per limited partner unit – basic	$1.28	$1.31	$5.19	$5.21
Net income per limited partner unit – diluted	$1.28	$1.31	$5.19	$5.21

Weighted average limited partner units outstanding – basic	80,603	80,599	80,603	79,367
Weighted average limited partner units outstanding – diluted	80,603	80,599	80,603	79,388

(1)
EQM’s consolidated financial statements for the year ended December 31, 2016 have been retrospectively recast to include the pre-acquisition results of the Allegheny Valley Connector (AVC) and several Marcellus gathering systems (October 2016 Acquisition), which were acquired by EQM effective on October 1, 2016.

(2)
Operating revenues included affiliate revenues from EQT of $159.3 million and $143.0 million for the three months ended December 31, 2017 and 2016, respectively, and $605.1 million and $551.4 million for the years ended December 31, 2017 and 2016, respectively.

EQT MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
GATHERING RESULTS OF OPERATIONS (1)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
FINANCIAL DATA	(Thousands, other than per day amounts)
Firm reservation fee revenues	$106,454	$90,110	$407,355	$339,237
Volumetric based fee revenues:
Usage fees under firm contracts (2)	13,033	6,893	32,206	38,408
Usage fees under interruptible contracts	4,053	3,186	14,975	19,849
Total volumetric based fee revenues	17,086	10,079	47,181	58,257
Total operating revenues	123,540	100,189	454,536	397,494
Operating expenses:
Operating and maintenance	12,153	10,627	43,235	38,367
Selling, general and administrative	10,142	10,907	38,942	39,678
Depreciation and amortization	10,398	7,902	38,796	30,422
Total operating expenses	32,693	29,436	120,973	108,467
Operating income	$90,847	$70,753	$333,563	$289,027

OPERATIONAL DATA
Gathering volumes (BBtu per day)
Firm capacity reservation	1,956	1,697	1,826	1,553
Volumetric based services (3)	565	285	361	420
Total gathered volumes	2,521	1,982	2,187	1,973

Capital expenditures	$46,143	$47,560	$196,871	$295,315

(1)	EQM’s consolidated financial statements for the year ended December 31, 2016 have been retrospectively recast to include the pre-acquisition results of the October 2016 Acquisition.

(2)	Includes fees on volumes gathered in excess of firm contracted capacity.

(3)	Includes volumes gathered under interruptible contracts and volumes gathered in excess of firm contracted capacity.

EQT MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
TRANSMISSION RESULTS OF OPERATIONS (1)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
FINANCIAL DATA	(Thousands, other than per day amounts)
Firm reservation fee revenues	$91,969	$87,813	$348,193	$277,816
Volumetric based fee revenues:
Usage fees under firm contracts (2)	3,956	3,405	13,743	45,679
Usage fees under interruptible contracts	5,046	3,607	17,624	14,625
Total volumetric based fee revenues	9,002	7,012	31,367	60,304
Total operating revenues	100,971	94,825	379,560	338,120
Operating expenses:
Operating and maintenance	11,093	10,899	41,482	34,846
Selling, general and administrative	8,832	8,477	32,244	33,083
Depreciation and amortization	22,896	11,612	58,689	32,269
Total operating expenses	42,821	30,988	132,415	100,198
Operating income	$58,150	$63,837	$247,145	$237,922

OPERATIONAL DATA
Transmission pipeline throughput (BBtu per day)
Firm capacity reservation	2,743	2,054	2,399	1,651
Volumetric based services (3)	65	57	37	430
Total transmission pipeline throughput	2,808	2,111	2,436	2,081

Average contracted firm transmission reservation commitments (BBtu per day)	3,952	3,485	3,627	2,814

Capital expenditures	$37,423	$38,092	$111,102	$292,049

(1)	EQM’s consolidated financial statements for the year ended December 31, 2016 have been retrospectively recast to include the pre-acquisition results of the October 2016 Acquisition.

(2)	Includes commodity charges and fees on all volumes transported under firm contracts as well as transmission fees on volumes in excess of firm contracted capacity.

(3)	Includes volumes transported under interruptible contracts and volumes transported in excess of firm contracted capacity.

EQT MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
CAPITAL EXPENDITURE SUMMARY (1)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
	(Thousands)
Expansion capital expenditures (2)	$57,097	$73,546	$264,645	$558,071
Maintenance capital expenditures:
Ongoing maintenance	26,268	12,098	43,072	28,498
Funded regulatory compliance	201	8	256	795
Total maintenance capital expenditures	26,469	12,106	43,328	29,293
Total capital expenditures	$83,566	$85,652	$307,973	$587,364

(1)	EQM’s consolidated financial statements for the year ended December 31, 2016 have been retrospectively recast to include the pre-acquisition results of the October 2016 Acquisition.

(2)
Expansion capital expenditures do not include capital contributions made to the MVP JV. Capital contributions to the MVP JV were $56.1 million and $22.1 million for the three months ended December 31, 2017 and 2016, respectively, and $159.6 million and $98.4 million for the years ended December 31, 2017 and 2016, respectively.

EQT GP HOLDINGS, LP AND SUBSIDIARIES
STATEMENTS OF CONSOLIDATED OPERATIONS (UNAUDITED) (1)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
	(Thousands, except per unit amounts)
Operating revenues (2)	$224,511	$195,014	$834,096	$735,614
Operating expenses:
Operating and maintenance	23,246	21,526	84,717	73,213
Selling, general and administrative	19,645	20,042	74,201	75,726
Depreciation and amortization	33,294	19,514	97,485	62,691
Total operating expenses	76,185	61,082	256,403	211,630
Operating income	148,326	133,932	577,693	523,984
Other income	7,801	6,428	27,377	37,918
Net interest expense	10,156	5,318	36,150	16,761
Income before income taxes	145,971	135,042	568,920	545,141
Income tax expense	—	—	—	10,147
Net income	145,971	135,042	568,920	534,994
Net income attributable to noncontrolling interests	75,628	77,448	306,927	300,815
Net income attributable to EQT GP Holdings, LP	$70,343	$57,594	$261,993	$234,179

Calculation of limited partners' interest in net income:
Net income attributable to EQT GP Holdings, LP	$70,343	$57,594	$261,993	$234,179
Less pre-acquisition net income allocated to parent	—	—	—	(21,861)
Limited partners' interest in net income	$70,343	$57,594	$261,993	$212,318

Net income per limited partner unit – basic and diluted	$0.26	$0.22	$0.98	$0.80
Weighted average common units outstanding – basic and diluted	266,186	266,176	266,185	266,175

(1)	EQGP’s consolidated financial statements for the year ended December 31, 2016 have been retrospectively recast to include the pre-acquisition results of the October 2016 Acquisition.

(2)
Operating revenues included affiliate revenues from EQT of $159.3 million and $143.0 million for the three months ended December 31, 2017 and 2016, respectively, and $605.1 million and $551.4 million for the years ended December 31, 2017 and 2016, respectively.

Analyst inquiries please contact:
Nate Tetlow – Investor Relations Director, 412-553-5834
ntetlow@eqtmidstreampartners.com

Patrick Kane – Chief Investor Relations Officer, 412-553-7833
pkane@eqt.com

Media inquiries please contact:
Natalie Cox – Corporate Director, Communications, 412-395-3941
ncox@eqt.com

Source: EQT Midstream Partners, LP and EQT GP Holdings, LP